Exhibit 99.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

BETWEEN

DRIL-QUIP, INC.

AND

GUARANTY BANK, FSB

Effective May 27, 2009

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FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into effective the 27th day of May, 2009 (the “Effective Date”), by and between DRIL-QUIP, INC., a Delaware corporation (the “Borrower”), and GUARANTY BANK, FSB, a federal savings bank (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated May 18, 2001, as amended (as amended to the Effective Date, the “Agreement”); and

WHEREAS, the Borrower and the Lender desire to amend the Agreement in the particulars hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Fifth Amendment to Credit Agreement, each of the terms “Agreement,” “Amendment,” “Borrower,” “Effective Date” and “Lender” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Agreement. Each term defined in the Agreement and used herein without definition shall have the meaning assigned to such term in the Agreement, unless expressly provided to the contrary.

1.3 References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6 Negotiated Transaction. Each party to this Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Amendment with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

AMENDMENTS TO AGREEMENT

As of the Effective Date, the parties hereto hereby amend Section 1.2 of the Agreement to (a) substitute the following for the definition of the term “Commitment Termination Date” appearing in such Section 1.2:

“‘Commitment Termination Date’ shall mean September 1, 2009.”

and (b) substitute the following for the definition of the term “Final Maturity Date” appearing in such Section 1.2:

“‘Final Maturity Date’ shall mean September 1, 2009.”

ARTICLE III

RATIFICATION

Each of the Borrower and the Lender does hereby adopt, ratify and confirm the Agreement, as the same is amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, is and remains in full force and effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower does hereby re-make in favor of the Lender each of the representations and warranties made by it in the Loan Documents to which it is a party and further represents and warrants that each of such representations and warranties made by it remains true and correct as of the date of execution of this Amendment.

ARTICLE V

MISCELLANEOUS

5.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

5.2 Rights of Third Parties. Except as provided in Section 5.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

5.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

5.4 Integration. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. ALL PRIOR UNDERSTANDINGS, STATEMENTS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF ARE SUPERSEDED BY THIS AMENDMENT.

5.5 Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICTS OF LAW.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

BORROWER:

DRIL-QUIP, INC.

By:	/s/ J. Mike Walker
J. Mike Walker
Co-Chairman

(Signatures continue on following page)

LENDER:

GUARANTY BANK, FSB

By:	/s/ James A. Morgan
James A. Morgan
Assistant Vice President

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